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                                                                EXHIBIT 23.1
                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Microsoft Corporation on Form S-3 of our reports dated July 20, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this registration statement.


/s/ Deloitte & Touche LLP

Seattle, Washington
April 3, 1995